Exhibit (p)(6)

Climate Finance Partners LLC

Code of Ethics

Effective Date: 12/15/2020

The content of this Code is confidential and should not be revealed to third parties without the consent of the Chief Compliance Officer.

This Code of Ethics (the “Code”) is the sole property of Climate Finance Partners, LLC and must be returned to the firm should an employee’s association with the firm terminate for any reason.

Table of Contents

Introduction	1
Definitions	2
Standard of Conduct	4
Insider Trading	5
Personal Trading Procedures	6
Holdings and Transaction Reporting	7
Initial Holdings	7
Quarterly Transaction and Account Reporting Requirements	7
Annual Holdings Reporting Requirements	8
Submission of Duplicate Transaction Confirmations and Securities Account Statements	8
Other Required Reporting	9
Gifts and Entertainment.	10
Political Contributions (Pay-to-Play)	12
Outside Business Activities	13
Email and Other Electronic Communication	14
Social Media	15
Training	16
Reporting Violations	17
Whistleblowers	18
Acknowledgement	19
Exhibit 1 – Code of Ethics Initial Acknowledgement	20
Exhibit 2 – Code of Ethics Annual Acknowledgement	21
Exhibit 3 - Personal Securities Transaction Pre-Clearance Form	22
Exhibit 4 - Initial Holdings Report	23
Exhibit 5 – Quarterly Transaction Report	24
Exhibit 6 – Annual Holdings Report	25
Exhibit 7 - Gifts and Entertainment Pre-Approval Form	26
Exhibit 8 – Political Contribution Pre-Approval Form	27
Exhibit 9 – Initial Acknowledgement of Political Contributions	28
Exhibit 10 – Outside Business Activity Pre-Approval Request	29
Exhibit 11 – Initial Acknowledgement of Outside Business Activities	30
Exhibit 12 – Annual Outside Business Activity Acknowledgement	31

Introduction

Climate Finance Partners, LLC (“CLIFI”) maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal securities laws, including rules and regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”). In particular, Rule 17j- 1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and Section 204A under the Investment Advisers Act of 1940, as amended (the “Advisers Act” and together with the 1940 Act, the “Rules”), requires the firm to adopt a written code of ethics containing provisions reasonably necessary to prevent an Access Person, as defined below, from engaging in any act, practice or course of business prohibited by the Rules. All personnel are considered Access Persons and are required to adhere to the provisions outlined within this Code of Ethics (the “Code”) as a condition of employment, or continued engagement, with CLIFI. This Code outlines policies and procedures to minimize conflicts of interest. All personnel are required to report any violation of this Code to CLIFI’s Chief Compliance Officer (“CCO”). If you have any questions regarding this Code, you are urged to contact CLIFI’s CCO.

All personnel will be provided with a copy of the Code. An electronic version of the Code is available via the firm’s cloud storage system.

This Code is an integral component of CLIFI’s compliance program. All recipients of the Code must read and understand the contents of the Code and know how to locate a copy of the Code.

Failure to comply with the policies and procedures outlined in the Code may result in disciplinary action against you.

CLIFI may amend the Code as necessary or appropriate to achieve the purpose of Rule 204A-1 under the Advisers Act and Rule 17j-1 of the 1940 Act.

For the ETF that is being sub-advised by CLIFI, the respective Board of Trustees must approve any material changes made to the Code within six months of the material change in accordance with the requirements of Rule 17j-1 under the 1940 Act.

This Code represents the intellectual property of CLIFI. It is made available to all personnel while employed by, or otherwise associated with, CLIFI. Accordingly, any portion of the Code, or revisions thereof, must be destroyed or returned to CLIFI upon termination of employment or association with CLIFI.

This Code supersedes all prior oral or written instructions. However, CLIFI retains the right to amend the Code by modifying, or rescinding, any of its provisions, or by adding additional provisions, at any time.

The Code’s applicability to consultants, interns, and contractors is determined on a case-by-case basis. Acceptance of the Code does not constitute a contract of employment.

1

Definitions

The definitions and terms used in this Code are intended to mean the same as they do under the Advisers Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the Advisers Act or other federal securities laws, or if a term used in this Code is not defined, the definitions and meanings in the Advisers Act or other federal securities laws, as applicable, should be followed.

Access Person means: (i) every Director or officer of CLIFI, (ii) every Covered Person of CLIFI who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security for any client, or has access to nonpublic information about the portfolio holdings of any client, or whose functions relate to the making of any recommendations with respect to purchases and sales, and (iii) every other person (whether or not a Covered Person of CLIFI, such as consultants, interns, etc.) who is subject to CLIFI’s supervision and control who has access to nonpublic information regarding any purchase or sale of securities of any client, or has access to nonpublic information about the portfolio holdings of any client.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan. However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan is not considered to be under the Automatic Investment Plan.

Beneficial Ownership or Beneficially Owns means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. Specifically, a person is the “beneficial owner” of any securities in which he or she has a direct or indirect pecuniary (monetary) interest. Beneficial Ownership includes, but is not limited to securities or accounts held in the name or for the benefit of the following:

•	a member of an Access Person’s immediate family (spouse, domestic partner, child or parents) who lives in an Access Person’s household (including children who are temporarily living outside of the household for school, military service or other similar situation);
•	a relative of the person who lives in an Access Person’s household and over whose purchases, sales, or other trading activities an Access Person directly or indirectly exercises influence;
•	a relative whose financial affairs an Access Person “controls”, whether by contract, arrangement, understanding or by convention (such as a relative he or she traditionally advises with regard to investment choices, invests for or otherwise assists financially);
•	an investment account over which an Access Person has investment control or discretion;
•	a trust or other arrangement that names an Access Person as a beneficiary; and
•	a non-public entity (partnership, corporation or otherwise) of which an Access Person is a director, officer, partner or Covered Person, or in which he owns 10% or more of any class of voting securities, a “controlling” interest as generally defined by securities laws, or over which he exercises effective control.

Covered Person includes all employees, officers, and partners of CLIFI, or other persons as determined by the CCO.

Exempt Security means: (i) direct obligations of the U.S. Government (or any other “government security” as that term is defined in the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and High-Quality Short-Term Debt Instruments, including repurchase agreements, and shares of registered open-end investment companies, other than Reportable Funds, (ii) securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control, (iii) securities purchased or sold in a transaction that is non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions, and (iv) securities acquired as a part of an Automatic Investment Plan.

2

Family/Household means a member of such person’s immediate family (spouse, domestic partner, child or parents) who lives in the person’s household (including children who are temporarily living outside of the household for school, military service or other similar situation), and a relative of the person who lives in such person’s household.

High Quality Short-Term Debt Instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel means (i) any Covered Person of CLIFI (or of any company in a control relationship to CLIFI) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities for a client, (ii) any natural person who controls CLIFI and who obtains information concerning recommendations made regarding the purchase or sale of Securities by a client.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505, or Rule 506 (e.g., private placements).

Management Committee means the Chief Compliance Officer, Managing Partners, and Partners.

Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security. The purchase or sale of a security in an account in which a person is deemed to have a Beneficial Ownership or a Beneficial Interest is deemed to be a purchase or sale of a Security by such a person.

Reportable Fund means any investment companies, other than money market funds, that are registered under the Investment Company Act for which CLIFI serves as an investment adviser or whose investment adviser or principal underwriter controls CLIFI, is controlled by CLIFI, or is under common control with CLIFI. A Reportable Fund includes registered investment companies that are sub-advised by CLIFI.

Reportable Security or Reportable Securities means any note, stock, treasury stock, ETF except those that follow broad based indices (i.e. Dow Jones Industrial Average, NASDAQ 100, Russell 2000, Russell 3000, S&P 100, S&P 500, S&P Midcap 400, S&P Europe 350, etc.), security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting- trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

3

Standard of Conduct

CLIFI has a fiduciary duty to clients and must comply with the rules and regulations of the Advisers Act. All Access Persons of CLIFI are required to act in an ethical manner by placing the interests of CLIFI’s clients first. Any existing, or potential, circumstances that may reasonably present a conflict of interest with CLIFI’s clients must be disclosed to the CCO. Furthermore, all personal are required to comply with federal securities laws.

4

Insider Trading

CLIFI prohibits all personnel from trading, either personally, or on behalf of others, on material non-public information, or communicating material non-public information to others. This conduct is frequently referred to as “insider trading.”

While securities laws concerning insider trading are not static, they generally prohibit:

•	Trading by an insider on the basis of material non-public information;
•	Trading by a non-insider on the basis of material non-public information, where the information was disclosed or misappropriated in violation of an insider’s duty; and
•	Communicating material non-public information to others.

The term “insider” is broadly defined. It includes officers, directors, and employees of a company. In addition, a person can be a “temporary insider.” A temporary insider can include, among others, attorneys, accountants, consultants, bank lending officers and the employees of these organizations.

All CLIFI personnel are considered insiders with regards to any material non-public information of clients’ portfolio holdings. Accordingly, all personnel are prohibited from disclosing any material non-public information regarding clients’ portfolio holdings, including holdings being considered for purchase or sale. This policy does not prohibit personnel from communicating this information as required in the normal course of carrying out their business responsibilities. Examples may include communications with custodians, accountants, administrators, attorneys, trustees, and others authorized by the client.

In order to avoid insider trading violations, the following questions should be asked to help identify inside information:

•	Is the information material?
•	Is the information non-public?
•	Would an investor consider it important in making investment decisions?
•	Would the information substantially affect the market price of any security?

If the information is material and non-public, or if further questions arise as to whether the information is material and non-public, follow these procedures:

•	Immediately report the matter to the CCO;
•	Do not communicate the information to anyone other than the CCO;
•	Do not purchase or sell the securities in question for yourself, clients, or anyone else; and
•	Do not recommend the securities in question to clients or anyone else The CCO will then determine the proper course of action.

5

Personal Trading Procedures

All CLIFI personnel are deemed Access Persons and are required to submit personal trading reports to the CCO for review. Reports must include every account in which the Access Person, and any member of their Household, has direct, or indirect, ownership and control. Reports must list all transactions in any Reportable Securities, including Initial Public Offerings or Private Placements.

All CLIFI personnel are required to receive CCO approval prior to transacting in any Reportable Securities or Reportable Fund. A Personal Securities Transaction Pre-Clearance Form is included in Exhibit 3. Exempt Securities do not require pre-clearance.

The preclearance policy does not apply to purchases that are part of an automatic dividend reinvestment plan. Furthermore, transactions effected pursuant to an automatic/scheduled investment plan, which was previously approved by the CCO are not subject to the preclearance requirements of the Code.

6

Holdings and Transaction Reporting

Initial Holdings

Within ten (10) days of becoming an Access Person, all personnel must submit to the CCO a complete list of each Reportable Security in which such person has any direct or indirect Beneficial Ownership. An Initial Holdings Report is included in Exhibit 4.

In lieu of a separate report, Access Persons may submit copies of account statements provided that such statements contain all the required information. However, to rely on this provision, Access Persons must still submit a signed Initial Holdings Report indicating that the information provided is accurate and complete.

The information included in the Initial Holdings Report must be current as of a date no more than forty- five (45) calendar days prior to the date the person becomes an Access Person, and must include all Reportable Securities and Securities accounts as of the day the person became an Access Person.

Access Persons must submit an Initial Holdings Report even if the Access Person does not hold reportable securities.

Quarterly Transaction and Account Reporting Requirements

On a quarterly basis, Access Persons are required to report their personal transactions in Reportable Securities to the CCO via the Quarterly Transaction Report, included as Exhibit 5.

Quarterly Transactions Reports must be submitted no later than thirty (30) calendar days after the end of each calendar quarter. Access Persons are required to report all transactions in Reportable Securities, even if the Access Person received prior written clearance or approval for the transaction.

Be aware that certain transactions will not be included on transaction confirmations or account statements (e.g., privately placed securities) and therefore must be submitted separately through the Quarterly Transaction Report.

Access Persons are not required to report regularly scheduled transactions effected pursuant to an Automatic Investment Plan.

Access Persons are not required to include on the Quarterly Transactions Report Reportable Securities transactions held in accounts over which the Access Person has no direct or indirect influence or control such as a Discretionary Managed Account or Blind Trust - provided that the CCO has received and approved the Discretionary Managed Account or Blind Trust. The CCO may request duplicate statements for these accounts on a periodic basis.

Access Persons must submit a Quarterly Transactions Report for each even if the Access Person did not engage in any Reportable Securities transactions during the quarter.

7

Annual Holdings Reporting Requirements

Within forty-five (45) calendar days after the end of every calendar year, each Access Person must report all personal holdings in Reportable Securities as of the end of such calendar year to the CCO via the Annual Holdings Report, included as Exhibit 6.

Annual Holdings Reports must include information as of December 31st.

Access Persons must submit an Annual Holdings Report even if the Access Person does not hold reportable securities.

Submission of Duplicate Transaction Confirmations and Securities Account Statements

In order to monitor compliance with this Code, Access Persons may allow brokerage statements to be submitted directly to the CCO. Access Persons may contact the CCO directly to receive the necessary forms to allow such direct submission to the CCO.

Access Persons shall promptly notify the CCO of any new account opened with a broker-dealer, including Discretionary Managed Accounts and Blind Trusts.

8

Other Required Reporting

In order to maintain current and accurate registrations, all personnel must promptly report the following items to the CCO:

•	A charge, conviction or pleading of guilty or “no contest” to a felony in any court of law;
•	A charge, conviction or pleading of guilty or “no contest” to a misdemeanor related to investments, an investment-related business, fraud, false statements, omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses in any court of law;
•	Findings from the SEC, the Commodity Futures Trading Commission or any other federal/state regulatory agency that has:
o	Found that they have made a false statement, omission or behaved in a manner deemed to be dishonest, unfair, or unethical;
o	Determined that they have been involved in a violation of its respective rules, regulations or statutes;
o	Found that they have been the cause of an investment-related business having its authorization to do business, denied, suspended, revoked, or restricted o Entered a disciplinary order against the individual in connection with investment-related activity;
o	Imposed a monetary penalty or ordered such person to cease and desist from any activity; or
o	Denied, suspended or revoked the representative’s registration/license or otherwise prevented/restricted the representative from associating with an investment-related business.
•	Any suspension or revocation of any professional or investment-related license or designation by any court, regulatory body or any other entity;
•	Edicts by any court of law that:
o	Involve a violation of investment-related statutes or regulations; or
o	Are brought forth by state/federal financial regulators or deal with an investment-related civil action.
•	Arbitration claims alleging damages in excess of $2,500 involving any investment or an investment-related business activity, including fraud, false statements, omissions, theft, embezzlement, wrongful taking of property, bribery, forgery, counterfeiting, extortion or any other unethical practice;
•	When representatives are the subject of a civil or administrative proceeding involving any investment-related business activity, including fraud, false statements, omissions, theft, embezzlement, wrongful taking of property, bribery, forgery, counterfeiting, extortion or any other unethical practice; and
•	Any proceeding that may result in the required reporting of any of the above items.

9

Gifts and Entertainment

For purposes of this Code, the distinction between a “gift” and “entertainment” is an important one. Generally, the term “gift” refers to items that are accepted from or given to any person primarily as a result of a business relationship. “Entertainment” means any event, meal or activity whose primary purpose is business-related and is offered by and attended by a person who himself or herself or through his or her employer or affiliate has a current or prospective business relationship with CLIFI, including the Fund.

No gift or entertainment should ever be offered, given, provided or accepted by any Covered Person in connection with the firm’s business unless it:

•	Is consistent with customary business practices;
•	Is not excessive in value;
•	Cannot be construed as a bribe, payoff or kickback; and
•	Does not violate any laws or regulations.

If you have any questions as to whether or not a gift or entertainment is appropriate, please contact the CCO for guidance.

No Covered Person shall accept from any person or entity that does or seeks to do business with or on behalf of the firm, any gift of more than $100 in value without pre-approval by the firm’s CCO. Pre- approval must be obtained by completing and submitting to the CCO the Gifts and Entertainment Pre- Approval Form, included as Exhibit 7.

No Covered Person may give or offer to give any gift valued at more than $100 to any person or entity that does business with or on behalf of the firm without pre-approval by the firm’s CCO. Please note that this limit does not include nominal logo/promotional items. Pre-approval must be obtained by completing and submitting to the CCO the Gifts and Entertainment Pre-Approval Form, included as Exhibit 7.

No Covered Person may give or accept cash or cash equivalent gifts, such as lottery tickets.

Gifts of nominal value (less than $100), including holiday gifts, are considered appropriate and need not be reported.

Covered Persons are permitted to entertain and to be entertained, provided the business entertainment such as an occasional meal, round of golf, sporting event, theater production or comparable entertainment event, is not so frequent (i.e., more often than once a quarter), extensive, or exorbitant as to raise any question of propriety and fosters business relationships. However, business entertainment above a reasonable value and/or an offer of travel expenses or hotel accommodations must be preapproved by completing and submitting to the CCO the Gifts and Entertainment Pre-Approval Form, included as Exhibit 7.

10

If the person or entity paying for the entertainment does not have a person or representative attending the event, the event constitutes a “gift” and is subject to the gift policy.

Meals provided in the firm’s office a client’s office or in a similar business setting shall not be deemed entertainment and the firm does not require preapproval. Further, gifts and entertainment exchanged between immediate family and friends are excluded from the requirements herein.

CLIFI prohibits employees from entertaining or accepting entertainment as a means of personal gain. CLIFI prohibits the receipt of any entertainment if the expectation is that CLIFI will conduct business with the outside party in return for the entertainment received.

Individuals registered with a broker dealer are subject to additional restrictions related to the dollar amount of gifts given and/or received and should abide by the gifts and entertainment policy of the broker dealer. Any employee or registered personnel of a broker dealer, and any member of their immediate family, is prohibited from giving to any person, or receiving from any person, any item of value greater than $100 in value, annually, when the item of value given or received is in relation to the business of the recipient’s employer.

The CCO will maintain a gifts and entertainment log listing the gifts given/received with a value exceeding

$100.

11

Political Contributions (Pay-to-Play)

Generally, Rule 206(4)-5 (the “Rule”) of the Advisers Act prohibits investment advisers from providing advisory services for compensation to a government entity (e.g. pension plans, retirement plans, tuition plans) for two years after the investment adviser makes a contribution in excess of a stated de minimis amount to an elected official or candidate for office of the government entity, who is in a position to influence the selection of an adviser. Investments by a government entity in a “covered investment pool,” i.e., mutual funds and private funds, are covered by the Rule.

The firm, its employees, and their Families/Household are prohibited from making a contribution to any government entity, including a government official, candidate for office, political party, or political action committee, whether state, municipal or federal, for the purpose of influencing the decision by any person or entity to conduct business with the firm, including investing in any product managed by the firm.

Any Covered Person and their Families/Household who wishes to make a political contribution must complete the Political Contribution Pre-Approval Form, included as Exhibit 8 and obtain consent from the CCO prior to making such a contribution.

Generally, it is the firm’s policy to permit any proposed contribution so long as it does not cause a violation or a reasonably foreseeable violation of this policy. However, the CCO may prohibit any proposed contribution that is deemed by the CCO or designee to raise a risk of violating this policy or any applicable campaign finance or government lobbying law, or that poses a risk of the appearance of a conflict of interest.

All new employees are required to disclose all political contributions for the prior two years by submitting an Initial Acknowledgement of Political Contributions, which is included as Exhibit 9, which the CCO will investigate utilizing public record searches.

On a periodic basis and at least annually, the CCO will conduct public record searches for political contributions made by the firm and Covered Persons.

12

Outside Business Activities

In order to avoid any conflicts of interest or perceived conflicts of interest, all Covered Persons are prohibited from engaging in an Outside Business Activities without first disclosing it to the CCO writing and receiving written approval from the CCO for any outside business activities in which they wish to engage. All personnel are required to obtain pre-approval from the CCO prior to accepting any board position for a for-profit, not-for-profit, foundation, endowment, charity, or similar organization. An Outside Business Activity Pre-Approval Request Form is included in Exhibit 10.

All new employees are required to disclose all outside business activities by submitting an Initial Acknowledgement of Outside Business Activities, which is included as Exhibit 11.

All outside business activities, including board positions, must be disclosed on an annual basis. An Annual Outside Business Activity Acknowledgement is included in Exhibit 12.

13

Email and Other Electronic Communication

Refer to CLIFI’s compliance manual for a full explanation of the firm’s Email and Other Electronic Communication policy.

14

Social Media

Refer to CLIFI’s compliance manual for a full explanation of the firm’s Social Media policy.

15

Training

All personnel are required to participate in annual compliance training and, from time to time, periodic training sessions to facilitate compliance with and understanding of new rules and regulations. New employees receive training on the Code within ten days of hire.

Some personnel at CLIFI may hold a Series 3 designation from the National Futures Association (“NFA”). Per the NFA’s Compliance Rule 2-9, these employees will receive ethics training, the length and content of which will be decided by the CCO based upon the employee’s knowledge base, background and the sensitivity of their role at CLIFI. Such CLIFI personnel shall receive ethics training within six months of registering with the firm and receive, at a minimum, one hour of ethics training every three calendar years.

A compliance training log is maintained by the CCO.

16

Reporting Violations

All personnel must promptly report any violation or suspected violation of the Code or of any securities laws or rules to the CCO. Reporting may be on anonymous basis. No retaliation or retribution of any kind will be taken against personnel for reporting a violation or potential violation in good faith. Retaliation against a person for reporting an alleged violation is also a violation of this Code. The CCO and Management Committee will be responsible for addressing each such violation as appropriate for the circumstances.

17

Whistleblowers

If and when an employee identifies an instance of potential or actual employee misconduct or impropriety, the employee is encouraged to report the incident to the CCO. The CCO will conduct the necessary investigation and address the issue with complete confidentiality.

For the avoidance of doubt, nothing contained in the policies and procedures of the firm, including the compliance manual and Code, or any other firm document, such as an employment agreement or severance agreement, will prohibit personnel, or former personnel, from voluntarily communicating with the Securities and Exchange Commission, or other authorities, regarding possible violations of law. Retaliation against personnel that have reported suspected violations is not permitted.

Any employee who believes he or she has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or a member of CLIFI’s Management Committee in the event the concern pertains to the CCO.

Any questions pertaining to the above should be addressed with the CCO.

18

Acknowledgement

All personnel must acknowledge their receipt, understanding and compliance with the Code. Thereafter, on at least an annual basis, all personnel will acknowledge in writing that they have complied with the Code.

The form used to acknowledge initial compliance is included as Exhibit 1. The form used to acknowledge annual compliance is included as Exhibit 2.

19

Exhibit 1 – Code of Ethics Initial Acknowledgement

From the Chief Compliance Officer

This Code of Ethics is given to all Access Persons of Climate Finance Partners, LLC (“CLIFI”). Please indicate your receipt of the Code of Ethics by signing and dating this acknowledgement and returning it to the Chief Compliance Officer (“CCO”).

Please read the entire Code promptly and with care. While much of it may be familiar to you, there may be new material of considerable importance. You are required to keep your copy of Code readily available and become familiar with and guided by its provisions.

No Covered Person of CLIFI has the right to waive compliance with any laws, rules, regulations or the internal policies of CLIFI.

CLIFI’s Code of Ethics and may be updated from time to time. These updates will be made available to each Access Person by the CCO.

By signing below, you acknowledge receipt of this Code. The CCO will maintain a copy of the original acknowledgements in each employee’s file.

Initial Acknowledgement

I have received a copy of CLIFI’s Code of Ethics and understand that I must become familiar with all of the information it contains. I acknowledge that I have read the Code of Ethics and I will be bound by its terms. I agree that I will conduct my business in a manner consistent with, and that I will abide by, all provisions of the Code.

Employee Signature:	Date:

Name (please print):

CCO Signature:	Date:

Name (please print):

20

Exhibit 2 – Code of Ethics Annual Acknowledgement

From the Chief Compliance Officer

This Code of Ethics is given to all Access Persons of Climate Finance Partners, LLC (“CLIFI”). Please indicate your receipt of the Code of Ethics by signing and dating this acknowledgement and returning it to the Chief Compliance Officer (“CCO”).

Please read the entire Code promptly and with care. While much of it may be familiar to you, there may be new material of considerable importance. You are required to keep your copy of Code readily available and become familiar with and guided by its provisions.

No Access Person of CLIFI has the right to waive compliance with any laws, rules, regulations or the internal policies of CLIFI.

CLIFI’s Code of Ethics and may be updated from time to time. These updates will be made available to each Access Person by the CCO.

By signing below, you acknowledge receipt of this Code. The CCO will maintain a copy of the original acknowledgements in each employee’s file.

Annual Acknowledgement

I have received a copy of CLIFI’s Code of Ethics and understand that I must become familiar with all of the information it contains. I acknowledge that I have read the Code of Ethics and I will be bound by its terms. I agree that I will conduct my business in a manner consistent with, and that I will abide by, all provisions of the Code.

Employee Signature:	Date:

Name (please print):

CCO Signature:	Date:

Name (please print):

21

Exhibit 3 - Personal Securities Transaction Pre-Clearance Form

To: Chief Compliance Officer

From: ____________________________

Date of Pre-Clearance Request: ____________________________

Time of Pre-Clearance Request: ____________________________ AM / PM (circle)

Ticker	Buy/Sell	Name of Security	Proposed Transaction Date	No. of Shares	Approved	Denied

By signing below, I hereby request approval to complete the transaction(s) contemplated above. I acknowledge and agree that clearance of a transaction is valid only for a 48-hour period. If the transaction if NOT placed within that 48-hour period, clearance of that transaction must be pre-requested.

Date: ____________________________

Name (please print): ____________________________

Signature: ____________________________

Date Received: ____________________________

Received By: ____________________________

Approved:     ☐             Denied:     ☐

Date Approved: ____________________________

CCO Signature: ____________________________

22

Exhibit 4 - Initial Holdings Report

Name of Reporting Person: ____________________________

Information Provided as of: ____________________________       Date Submitted: ____________________________

Securities Holdings* (Note: Holdings in both Public and Private (i.e., limited offerings) Reportable Securities are required to be reported, unless otherwise exempted under the Code.)

Title of Reportable Security	Ticker or CUSIP	Type of security (Common, preferred, bond, etc.)	No. of Shares or Principal Amount

☐	I have no holdings in Reportable Securities to report.

☐	I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

*	The report or recording of any holding in Reportable Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Reportable Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

☐	I have no securities accounts to report.

I certify that I have included on this report all holdings in Reportable Securities and accounts required to be reported pursuant to the Code of Ethics.

(Signature)	(Date)

(CCO Signature)	(Date)

23

Exhibit 5 – Quarterly Transaction Report

(Complete within thirty days of the quarter end)

For Quarter Ended ____________________________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.	TRANSACTIONS

Name of Covered Security or Reportable Fund	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase/Sale Price	Date of Transaction

☐	I have no reportable transactions for this reporting period. (check if applicable)

☐	I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the above required information. (check if applicable)

2.	BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

☐	I have not established a broker/dealer or bank account during the quarter. (check if applicable)

Submitted By:
(Print Name)

Date: ______________________
(Signature)

Reviewed By:		Date: ______________________
(CCO Signature)

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Exhibit 6 – Annual Holdings Report

(Complete within forty-five days of the year end)

For Year Ended _______________________

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

3.	TRANSACTIONS

Name of Covered Security or Reportable Fund	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase/Sale Price	Date of Transaction

☐	I have no reportable transactions for this reporting period. (check if applicable)

☐	I have holdings in Reportable Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the above required information. (check if applicable)

4.	BROKERAGE ACCOUNTS OPENED DURING Year

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

☐	I have not established a broker/dealer or bank account during the year. (check if applicable)

Submitted By:
(Print Name)

Date: ______________________
(Signature)

Reviewed By:		Date: ______________________
(CCO Signature)

25

Exhibit 7 - Gifts and Entertainment Pre-Approval Form

To: Chief Compliance Officer

From: ________________________________

Date: ________________________________

Description: ________________________________

☐    Given To            ☐    Received From

Organization: ________________________________

Approx. Value: ________________________________

☐    Approved          ☐     Denied

Date: ________________________________

CCO Signature: ________________________________

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Exhibit 8 – Political Contribution Pre-Approval Form

TO:	Chief Compliance Officer

FROM:	________________________________

(Print Name)

DATE:	________________________________

SEC Rule 206(4)-5 was specifically enacted to prevent registered investment advisers, including the firm and its Covered Persons, from making or soliciting political "contributions" for the purpose of influencing the award of advisory contracts to the firm by government officials. The purpose of these so-called "pay-to-play" rules is to ensure the integrity of the selection process wherein government officials are in position to award advisory contracts with respect to municipal pension plans and other municipal investment accounts to advisers and to otherwise prevent outside manipulation or influence on the contract award process. The rules are broadly designed to prevent the influence that may be caused by traditional campaign contributions, but also by other forms of indirect political contributions and benefits.

For purposes of the "pay-to-play" rule, a "contribution" is defined to include "any gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election." Approval by the Chief Compliance Officer is required prior to making any contribution to any candidate for office, public official, government entity or division. Accordingly, please disclose the nature of your intended contribution below.

Recipient of Proposed Contribution:	________________________________________

Amount or Value of Proposed Contribution:	________________________________________

Type of contribution: ☐ Monetary Donation     ☐ Other

If other, please describe in the Comments section below.

Are you entitled to vote for the recipient of the proposed contribution? ☐ Yes      ☐ No

Have you provided any other contributions to the recipient within the immediately prior 12-month period?

☐ Yes     ☐ No

If yes, please described the amount or value of the prior contribution(s) and the date such contribution(s) was made in the Comments section below.

Comments:

☐ Approved           ☐ Denied

Date:	CCO Signature:

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Exhibit 9 – Initial Acknowledgement of Political Contributions

TO:	Chief Compliance Officer

FROM:

(Print Name)

Pursuant to my seeking employment with Climate Finance Partners, LLC (“CLIFI”), I hereby report the following political contributions that I have made since [INSERT DATE 2 YEARS PRIOR TO HIRE]. I understand that political contributions include any donation, gift, subscription, loan, advance, deposit of money, or anything of value, including in-kind services, volunteer work, and any expenses incurred by me, my spouse, and immediate family members in connection with the support of a candidate or political party, including political action committees (“PAC”) and/or soliciting and coordinating (“bundling”) from any person or PAC to make any contribution or payment to a government official, candidate for government office, political party or PAC. I also understand that I need to obtain pre-clearance before any future contributions are made, including contributions for local and federal candidates. If I am deemed a “covered associate” under the Investment Advisers Act of 1940 Rule 206(4)-5, rule interpretations, industry best practices, firm policy and/or firm review, I understand that such contributions may impede my employment or the role I may serve in CLIFI.

☐	I, my spouse, or immediate family members have NOT made any such political contributions since the date listed above.

☐	I, my spouse, or immediate family member have made such political contributions since the date listed above. (Include details in the box below).

Date:	Candidate:	Office Being Sought and Jurisdiction:	Was I eligible to vote for this candidate?
			☐ Yes	☐ No
			☐ Yes	☐ No
			☐ Yes	☐ No
			☐ Yes	☐ No
			☐ Yes	☐ No
			☐ Yes	☐ No

(Attach additional pages, if necessary)

(Signature)	(Date)

(CCO Signature)	(Date)

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Exhibit 10 – Outside Business Activity Pre-Approval Request

TO:	Chief Compliance Officer

FROM:

(Print Name)

Name of Organization:

Address of Organization:

Organization’s primary business purpose:

Is the organization a publicly traded firm?	☐ Yes ☐ No

If yes, list the stock symbol: ___________________

Describe your anticipated role with the organization:

Describe any compensation you will receive:

Describe any known relationships between Climate Finance Partners, LLC (“CLIFI”) and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any employees of CLIFI you know to be officers or directors of the organization:

If approval is granted, I agree to:

•	Notify the Chief Compliance Officer (“CCO”) of any change in the above information;
•	Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;
•	Adhere to the insider trading policies and procedures, and not transfer any nonpublic information between perimeter or concourse and the organization; and
•	Avoid involvement in any arrangement between perimeter or concourse and the entity and recuse myself of voting on such matters.

(Signature)	(Date)

☐ Approved        ☐ Denied

(CCO Signature)	(Date)

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Exhibit 11 – Initial Acknowledgement of Outside Business Activities

TO:	Chief Compliance Officer

FROM:

(Print Name)

In order to comply with the Climate Finance Partners, LLC (“CLIFI”) Code of Ethics, are required to disclose and obtain written permission to have any outside employment, to receive any employment compensation other than through your affiliation with CLIFI, or having any board position for a for-profit, not-for-profit, foundation, endowment, charity, or similar organization.

Are you currently employed by or do you accept any compensation from, any business, organization, or entity not affiliated with CLIFI?

☐ Yes                ☐ No

Do you serve as a director or board member of any organization not affiliated with CLIFI?

☐ Yes                ☐ No

For each “yes” answer above, complete and submit a separate response to the following:

Name of Organization:

Title:

Description if duties:

Compensation to be received:

Amount of time per month that will be spent on activity:

(Signature)	(Date)

☐ Approved        ☐ Denied

(CCO Signature)	(Date)

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Exhibit 12 – Annual Outside Business Activity Acknowledgement

Climate Finance Partners, LLC (“CLIFI”) requires all officers, directors, employees or other associated persons of CLIFI to disclose annually any Outside business Activities they participate in for a business, for- profit, not-for-profit, foundation, endowment, charity or similar organization. In accordance with the Code, the undersigned hereby discloses his/her position(s) regarding the following Outside business Activities, which position(s) was (were) previously pre-approved on the date stated:

Outside Business Activity	Date of Pre-Approval Authorization

☐	I have no Outside Business Activities to report. (check if applicable)

Submitted By:
(Print Name)

Date: ______________________
(Signature)

Reviewed By:		Date: ______________________
(CCO Signature)

31